EXHIBIT 21.01

SUBSIDIARIES OF eUNIVERSE, INC.

ENTERTAINMENT UNIVERSE, INC.

Jurisdiction of Formation: California

CD UNIVERSE, INC.

Jurisdiction of Formation: Connecticut

CASES LADDER, INC.

Jurisdiction of Formation: California

GAMER’S ALLIANCE, INC.

Jurisdiction of Formation: Missouri

THE BIG NETWORK, INC.

Jurisdiction of Formation: Delaware

FALCON VENTURES CORPORATION

Jurisdiction of Formation: California

eCOMMMERCE TRANSACTIONS, LLC

Jurisdiction of Formation: Delaware

RELATIONSHIP MARKETING SERVICES, LLC

Jurisdiction of Formation: Delaware

INFINITY DISTRIBUTION SERVICES, LLC

Jurisdiction of Formation: Delaware

VELOCITY CONNECTIONS, LLC

Jurisdiction of Formation: Delaware

PERFORMANCE MARKETING GROUP, LLC

Jurisdiction of Formation: California

ULTRACONVERSIONS, LLC

Jurisdiction of Formation: Delaware

BETTER HERBAL LIVING, LLC

Jurisdiction of Formation: Delaware

SUNNINGDALE HOLDINGS, LLC

Jurisdiction of Formation: Delaware

NORTH PLAINS, LLC

Jurisdiction of Formation: Delaware

OPT-IN GROUP, LLC

Jurisdiction of Formation: Delaware

INFOBEAT, LLC

Jurisdiction of Formation: Delaware

YOGABOL, LLC

Jurisdiction of Formation: Delaware

RESPONSEBASE MARKETING, LLC

Jurisdiction of Formation: Delaware